AFC Gamma, Inc. Announces Financial Results for Fourth Quarter and Full Year 2022

Fourth quarter GAAP net income of $2.9 million or $0.14 per basic weighted average common share and
Distributable Earnings(1)  of $12.6 million or $0.62 per basic weighted average common share
Full year GAAP net income of $35.9 million or $1.80 per basic weighted average common share and
Distributable Earnings of $49.9 million or $2.51 per basic weighted average common share
Declared dividend of $0.56 per common share for first quarter 2023

WEST PALM BEACH, FL, March 7, 2023 (GLOBE NEWSWIRE) – AFC Gamma, Inc. (NASDAQ:AFCG) (“AFC Gamma” or the “Company”) today announced its results for the fourth quarter and year ended December 31, 2022.
AFC Gamma reported generally accepted accounting principles (“GAAP”) net income of $2.9 million or $0.14 per basic weighted average common share and Distributable Earnings of $12.6 million or $0.62 per basic weighted average common share for the fourth quarter of 2022. The Company reported GAAP net income of $35.9 million or $1.80 per basic weighted average common share and Distributable Earnings of $49.9 million or $2.51 per basic weighted average common share for the full year 2022.
“AFC Gamma ended the year by delivering strong earnings in a difficult macro environment for cannabis and the broader market,” said the Company’s Chairman and Chief Executive Officer, Leonard M. Tannenbaum. “Looking forward, we are pleased with our liquidity position, which is generally in-line with our cash position as of December 31, 2022. Our liquidity was enhanced by repayments over the course of 2022 and includes our currently undrawn revolving credit facility. We believe our focus on credit quality, coupled with our ample liquidity, will prove valuable as we look to deploy capital both in commercial real estate assets and state-compliant cannabis operators over the course of 2023.”
Common Stock Dividend
On December 15, 2022, the Board of Directors of the Company declared a regular cash dividend of $0.56 per common share for the fourth quarter of 2022. For the fourth quarter of 2022, AFC Gamma distributed $11.4 million in dividends, or $0.56 per common share, compared to Distributable Earnings of $0.62 per basic weighted average common share for such period. For the full year 2022, AFC Gamma distributed $44.8 million in dividends, or $2.23 per common share, compared to Distributable Earnings of $2.51 per basic weighted average common share for such period.
On March 2, 2023, the Board of Directors of the Company declared a regular cash dividend of $0.56 per common share for the first quarter of 2023. The first quarter 2023 dividend will be payable on April 14, 2023 to common shareholders of record as of March 31, 2023.
Leadership Appointment
The Company is pleased to announce that its Board of Directors has appointed Robyn Tannenbaum, previously the Company’s Managing Director, Head of Originations and Investor Relations, to serve as its President. “Robyn has assumed a crucial role at AFC Gamma since its inception, and we look forward to her taking on additional responsibility for its leadership as the Company expands its investment focus,” said Mr. Thomas Harrison, the Company’s lead independent director.
2023 Annual Shareholders Meeting
The Company’s Board of Directors set May 18, 2023 as the date for the Company’s 2023 Annual Shareholders Meeting, with a record date of March 21, 2023.
1 Distributable Earnings is a non-GAAP financial measure. See the “Non-GAAP Metrics” section of this release for a reconciliation of GAAP Net Income to Distributable Earnings.

Additional Information
AFC Gamma issued a presentation of its fourth quarter and full year 2022 results, titled “Fourth Quarter and Annual 2022 Earnings Presentation,” which can be viewed at www.afcgamma.com under the Investor Resources section. The Company also filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, with the Securities and Exchange Commission on March 7, 2023.
AFC Gamma routinely posts important information for investors on its website, www.afcgamma.com. The Company intends to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. AFC Gamma encourages investors, analysts, the media and others interested in AFC Gamma to monitor the Investors section of its website, in addition to following its press releases, SEC filings, public conference calls, presentations, webcasts and other information posted from time to time on the website. To sign-up for email-notifications, please visit the “Email Alerts” section of the website under the “IR Resources” section.
Conference Call & Discussion of Financial Results
AFC Gamma, Inc. will host a conference call at 10:00 am (Eastern Time) on Tuesday, March 7, 2023, to discuss its quarterly financial results. All interested parties are welcome to participate. The call will be available through a live audio webcast at the Investor Relations section of AFC Gamma’s website found here: AFC Gamma -- Investor Relations. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The complete webcast will be archived for 90 days on the Investor Relations section of AFC Gamma’s website.
About AFC Gamma
AFC Gamma, Inc. (NASDAQ:AFCG) is a publicly-traded, institutional lender that originates, structures and underwrites loans secured by commercial real estate and other types of financing solutions. AFC Gamma targets direct lending and bridge loan opportunities typically ranging from $5 million to $100 million across multiple real estate sectors, with a specialization in lending to state-compliant cannabis operators. It is based in West Palm Beach, Florida.
Non-GAAP Metrics
In addition to using certain financial metrics prepared in accordance with GAAP to evaluate our performance, we also use Distributable Earnings to evaluate our performance excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan activity and operations. Distributable Earnings is a measure that is not prepared in accordance with GAAP. Distributable Earnings and the other capitalized terms not defined in this section have the meanings ascribed to such terms in our most-recently filed quarterly report. We use this non-GAAP financial measure both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that this non-GAAP financial measure and the information they provide are useful to investors since these measures permit investors and shareholders to assess the overall performance of our business using the same tools that our management uses to evaluate our past performance and prospects for future performance.
The determination of Distributable Earnings is substantially similar to the determination of Core Earnings under our Management Agreement, provided that Core Earnings is a component of the calculation of any Incentive Compensation earned under the Management Agreement for the applicable time period, and thus Core Earnings is calculated without giving effect to Incentive Compensation expense, while the calculation of Distributable Earnings account for any Incentive Compensation earned for such time period. We define Distributable Earnings as, for a specified period, the net income (loss) computed in accordance with GAAP, excluding (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss); provided that Distributable Earnings does not exclude, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash, (iv) provision for current expected credit losses (“CECL”), (v) taxable REIT (as defined below)

subsidiary (“TRS”) (income) loss and (vi) one-time events pursuant to changes in GAAP and certain non-cash charges, in each case after discussions between our Manager and our independent directors and after approval by a majority of such independent directors.
We believe providing Distributable Earnings on a supplemental basis to our net income as determined in accordance with GAAP is helpful to shareholders in assessing the overall performance of our business. As a real estate investment trust (“REIT”), we are required to distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, and to pay tax at regular corporate rates to the extent that we annually distribute less than 100% of such taxable income. Given these requirements and our belief that dividends are generally one of the principal reasons that shareholders invest in our common stock, we generally intend to attempt to pay dividends to our shareholders in an amount at least equal to such REIT taxable income, if and to the extent authorized by our Board. Distributable Earnings is one of many factors considered by our Board in authorizing dividends and, while not a direct measure of net taxable income, over time, the measure can be considered a useful indicator of our dividends.
Distributable Earnings is a non-GAAP financial measure and should not be considered as a substitute for GAAP net income. We caution readers that our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

AFC GAMMA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31, 2022	Year ended December 31, 2022
Revenue
Interest income	$21,426,074	$81,498,717
Interest expense	(1,722,868)	(6,814,075)
Net interest income	19,703,206	74,684,642
Expenses
Management and incentive fees, net (less rebate of $477,947 and $1,785,916, respectively)	3,891,734	15,765,250
General and administrative expenses	1,326,863	4,699,676
Stock-based compensation	116,987	1,338,469
Professional fees	584,436	1,601,961
Total expenses	5,920,020	23,405,356
Provision for current expected credit losses	(8,137,335)	(11,177,470)
Realized gains (losses) on sales of investments, net	—	450,000
Change in unrealized (losses) gains on loans at fair value, net	(2,031,205)	(3,593,095)
Net income before income taxes	3,614,646	36,958,721
Income tax expense	676,561	1,026,324
Net income	$2,938,085	$35,932,397

Earnings per common share:
Basic earnings per common share (in dollars per share)	$0.14	$1.80
Diluted earnings per common share (in dollars per share)	$0.14	$1.79

Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding (in shares)	20,300,657	19,842,222
Diluted weighted average shares of common stock outstanding (in shares)	20,416,172	19,957,737
Dividends declared per share of common stock[2]	$0.56	$2.23

2 There is no assurance dividends will continue at these levels or at all.

The following table provides a reconciliation of GAAP Net Income to Distributable Earnings:

	Three months ended December 31, 2022	Year ended December 31, 2022
Net Income	$2,938,085	$35,932,397
Adjustments to net income:
Stock-based compensation expense	116,987	1,338,469
Depreciation and amortization	—	—
Unrealized losses (gains) or other non-cash items	2,031,205	3,593,095
Provision for current expected credit losses	8,137,335	11,177,470
TRS (income) loss	(602,378)	(2,170,348)
One-time events pursuant to changes in GAAP and certain non-cash charges	—	—
Distributable Earnings	$12,621,234	$49,871,083
Basic weighted average shares of common stock outstanding (in shares)	20,300,657	19,842,222
Distributable Earnings per weighted average share	$0.62	$2.51

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views and projections with respect to, among other things, future events and financial performance. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including statements about our future growth and strategies for such growth, are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, including the ability of our manager to locate suitable loan opportunities for us, monitor and actively manage our loan portfolio and implement our investment strategy; the demand for commercial real estate investment and cannabis cultivation and processing facilities; management’s current estimate of expected credit losses and current expected credit loss reserve and other factors could cause actual results and performance to differ materially from those projected in these forward-looking statements. More information on these risks and other potential factors that could affect our business and financial results is included in AFC Gamma’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AFC Gamma’s most recently filed periodic reports on Form 10-K and subsequent filings. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect AFC Gamma. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations
AFC GAMMA INVESTOR CONTACT:
Robyn Tannenbaum
(561) 510-2293
ir@afcgamma.com

AFC GAMMA MEDIA CONTACT:
Profile Advisors
Rich Myers
(347) 774-1125
myers@profileadvisors.com